UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 5, 2024

LVPAI GROUP LIMITED
(Exact name of registrant as specified in its charter)

Nevada	033-20966	76-0251547
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 West Liberty Street, Suite 880

Reno, Nevada 89501

 (Address of Principal Executive Offices)

(646) 768-8417

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (240.12b-2 of this chapter) ☐

Item 5.02 – Appointment of Directors

On July 5, 2024, the Board of Directors appointed Ms. Xu Ni to serve as a director of the Company until the next annual meeting of the shareholders.

There are no arrangements or understandings between Ms. Xu Ni and any other persons.  Ms. Xu Ni has not been named to any committees of the Board of Directors.

There are no transactions between Ms. Xu Ni and any related party of the Company.  There are no material plans, contracts or arrangements to which Ms. Xu Ni is a party.

Item 8.01 – Other Events

On July 5, 2024, the Board of Directors resolved to change the name of the Company to “Greenergy Navigare Group Inc.”  The business of the Company will change to sustainable clean and renewable energy.  The Company Secretary is authorized to perform all tasks as are necessary to give effect to this change of the Company name and its new business.

On July 5, 2024, the Board of Directors resolved that the Company’s Shareholders Meeting will be held on August 15, 2024 at 10:00 am at the Shenzhen Office of GreenPro.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Lvpai Group Limited

By:	/s/ Chen Yuanhang
Chen Yuanhang Chief Executive Officer

Dated: July 22, 2024

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